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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

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  Form S-8 No. 333-46361 pertaining to the IHOP Corp. 1991 Stock Incentive Plan

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  Form S-8 No. 333-71768 pertaining to the IHOP Corp. 2001 Stock Incentive Plan of DineEquity, Inc. and Subsidiaries, and

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  Form S-8 No. 333-149771 pertaining to the IHOP Corp. 2005 Stock Incentive Plan for Non-Employee Directors

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  Form S-3/A No. 333-160836 of DineEquity, Inc., and in the related Prospectus of our reports dated March 3, 2011, with respect to the consolidated financial statements of DineEquity, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of DineEquity, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Los Angeles, California
March 3, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm